TERMINATION AGREEMENT

THIS is made effective 31st day of December, 2017.

AMONG:

RIO SILVER INC., a company incorporated under the laws of the Province of British Columbia and having a business office at 40 University Avenue, Suite 603, Toronto, Ontario, M5J 1T1

(the “Owner”)

AND:

MINERA RIO PLATA S.A.C., a company incorporated under the laws of Peru and having an office at Calle Juan de Arona 670, Of. 401, San Isidro, Lima, Peru

(the “Owner Subsidiary”)

AND:

MAGELLAN GOLD CORPORATION, a company incorporated under the laws of the State of Nevada and having an office at 2010A Harbison Drive #312, Vacaville, CA, 95687, United States

(the “Optionee”)

AND:

MAGELLAN GOLD PERU S.A.C., a company incorporated under the laws of Peru and having an office at Calle Juan de Arona 670, Of. 401, San Isidro, Lima, Peru

(the “Optionee Subsidiary”)

WHEREAS the parties entered into a property option agreement dated for reference 24th day of October, 2016 (the "Property Option Agreement");

AND WHEREAS the parties now desire to terminate the Property Option Agreement on and in accordance with the terms set forth herein (the "Termination");

NOW THEREFORE in consideration of the premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Termination.  Subject to Section 2 hereof, the parties hereby acknowledge and agree that the Property Option Agreement be and is hereby terminated effective as of the date hereof without any further obligation of any kind and nature by any of the parties.  Each of the parties hereby agrees to execute the mutual release attached as Appendix "A" to this Agreement.

2.Surviving Provisions.  Notwithstanding the Termination as contemplated herein, Articles 13, 14 and 17 of the Property Option Agreement shall survive the Termination and continue to be in effect.

3.Extension of Warrants.  In consideration for the Termination, subject to regulatory approval, on or before the date that is two weeks from expiry, provided that the applicable exercise price is higher than the current Market Price (as such term is defined by the TSX Venture Exchange (the “Exchange”)), the Owner hereby agrees to use its commercially reasonable efforts to make an application to the Exchange to extend the expiry date of:

(a)1,500,000 share purchase warrants held by the Optionee with an exercise price of $0.05 per share and an expiry date of February 23, 2018 so that the new expiry date for these warrants will be August 23, 2019; and

(b)1,250,000 share purchase warrants held by the Optionee with an exercise price of $0.06 per share and an expiry date of July 19, 2018 so that the new expiry date for these warrants will be January 19, 2020.

4.Right of First Refusal.

(a)Following the date hereof, the Optionee shall not sell, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, any securities of the Owner (the “Subject Securities”) without first providing to the Owner prior written notice (the “Notice”) of its intention to sell or dispose of any Subject Securities, and then, for a period of 15 calendar days from receipt of such Notice, the Owner shall have the right (the “Right of First Refusal”) to use its best efforts to find a purchaser (the “Purchaser”) who will purchase all or any portion of the Subject Securities, subject to the Applicable Securities Law and the policies of the Exchange.

(b)In the event that the Owner has located the Purchaser within the 15 calendar days under section 4(a) hereof, the Owner shall have an additional three (3) business days from the date on which the Owner informs the Optionee in writing that it has located the Purchaser, to cause the Purchaser to complete the sale and transfer of the Subject Securities from the Optionee to the Purchaser on the terms and conditions set out in the Notice.

(c)If (i) the Owner fails to locate the Purchaser within the 15 calendar days under section 4(a) hereof or (ii) the Purchaser fails to complete the sale and transfer of the Subject Securities within the three (3) business days under section 4(b) hereof, the Optionee shall have 20 calendar days to make other arrangements to complete the sale and transfer of the Subject Securities to any third party (the “Third Party”) on the same terms and conditions, or on the terms and conditions that are no less favourable to the Optionee or the Third Party, as set out in the Notice, without any further obligations to the Owner.  In the event that the Optionee fails to complete the sale and transfer of the Subject Securities to the Third Party within the 20 calendar days under this section 4(c), the Optionee must then comply with the provisions of section 4(a) again prior to selling, transferring or disposing of any Subject Securities.

(d)The Right of First Refusal will not terminate and will continue to be in effect notwithstanding that, after receipt of the Notice from the Optionee under this section, the Owner (i) fails to exercise the right; (ii) waives the right; (iii) fails to find the Purchaser within the applicable period; or (iv) the Owner fails to cause the Purchaser to complete the sale and transfer of the Subject Securities, provided that the Optionee holds any securities of the Owner.

5.Independent Advice.  Each of the Optionee and the Optionee Subsidiary acknowledges and agrees that it has been advised, and has had the opportunity, to consult independent legal counsel prior to the execution of hereof.

6.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

7.Time is of the Essence.  In this Agreement, time is of the essence.

8.Execution and Delivery. This Agreement may be executed in counterparts and delivered by facsimile, each of which when howsoever signed and delivered being deemed an original and together forming one and the same instrument bearing the date first above written notwithstanding the date of actual execution.

IN WITNESS WHEREOF the parties hereto have hereunto executed this agreement as of the day and year first above written.

RIO SILVER INC. Per: /s/ Jeffrey Reeder Authorized Signatory	MINERA RIO PLATA S.A.C. Per: /s/Authorized Signatory Authorized Signatory

MAGELLAN GOLD CORPORATION Per:/s/ W. Pierce Carson Authorized Signatory	MAGELLAN GOLD PERU S.A.C. Per: /s/ W. Pierce Carson Authorized Signatory

APPENDIX “A” – RELEASE

WHEREAS Rio Silver Inc., Minera Rio Plata S.A.C., Magellan Gold Corporation and Magellan Gold Peru S.A.C.  signed a Mining Option Agreement dated for reference the 24th day of October, 2016 (the "Agreement") in respect of the Property (as defined in the Agreement),

KNOW ALL MEN BY THESE PRESENTS THAT, for and in consideration of the performance of the covenants set forth in the termination agreement dated effective 31st day of December, 2017 (the “Termination Agreement”) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Magellan Gold Corporation, for itself and its subsidiaries including without limitation Magellan Gold Peru S.A.C. and their respective directors, officers, employees, shareholders, servants, agents, successors and assigns (the "Releasors"), hereby REMISES, RELEASES AND FOREVER DISCHARGES Rio Silver Inc. and its subsidiaries including without limitation Minera Rio Plata S.A.C. and their respective directors, officers, employees, shareholders, servants, agents, successors and assigns (collectively, the "Releasees"), of and from any and all obligations under the Agreement in respect of the Property existing up to the date of execution of this Mutual Release save for matters arising in respect of Articles 13, 14 and 17 of the Agreement.

KNOW ALL MEN BY THESE PRESENTS THAT, for and in consideration of the performance of the covenants set forth in the Termination Agreement and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Releasees hereby REMISE, RELEASE AND FOREVER DISCHARGE the Releasors, of and from any and all obligations under the Agreement in respect of the Property existing up to the date of execution of this Mutual Release save for matters arising in respect of Articles 13, 14 and 17 of the Agreement.

In making this Mutual Release, both the Releasors and Releasees acknowledge and agree that they have fully relied on their own judgment, knowledge and belief and have not been influenced to any extent whatsoever in the making hereof by any representations, warranties, statements, covenants, agreements, inducements or promises made by the other party.

Both Releasors and Releasees acknowledge and agree that they have carefully read, know and understand the contents hereof, and as such have executed the same of their own free will.  Furthermore, both Releasors and Releasees acknowledge and agree that they have been advised to and have had the opportunity to consult independent legal counsel prior to the execution of this Mutual Release.

The Releasors and Releasees acknowledge and agree that this Mutual Release is enforceable in all jurisdictions of the world and it shall be interpreted in all jurisdictions and enforced according to the laws of British Columbia.

Each of the parties further understands and agrees that, for the consideration expressed herein, it will keep the terms of this Mutual Release confidential and will not, except as may be required by law, reveal the terms of this Mutual Release to any third parties other than my spouse and my legal or financial advisors, provided however, that they shall take reasonable steps to prevent such third parties from revealing any information pertaining to the terms of

The undersigned understands and agrees that the terms of this Mutual Release are contractual.

EXECUTED AND DELIVERED effective December 31, 2017

RIO SILVER INC. Per: /s/ Jeffrey Reeder Authorized Signatory	MINERA RIO PLATA S.A.C. Per:/s/Authorized Signatory Authorized Signatory

MAGELLAN GOLD CORPORATION Per: /s/ W. Pierce Carson Authorized Signatory	MAGELLAN GOLD PERU S.A.C. Per: /s/ W. Pierce Carson Authorized Signatory